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                                                                    EXHIBIT 10.3



                             COVENANT NOT TO COMPETE

                                  VERA TELLING

        THIS AGREEMENT is made by and between FRONTIER FINANCIAL CORPORATION and FRONTIER BANK (hereinafter referred to jointly as "Frontier") and VERA TELLING (hereinafter referred to as "Executive"), and takes effect on the consummation of the Mergers ("Effective Date").

        WHEREAS, Frontier has entered into a Plan and Agreement of Mergers ("Plan") with Valley Bancorporation and the Bank of Sumner (hereinafter referred to jointly as "Valley", unless otherwise specified); and

        WHEREAS, Executive is the Executive Vice President and Chief Loan Officer of Bank of Sumner, and Frontier would not be willing to enter into the Plan with Valley if it were not that Executive has agreed to enter into this Covenant Not to Compete; NOW, THEREFORE,

        IT IS HEREBY AGREED AS FOLLOWS:

        1. Non-Competition. In consideration of immediate payment to Executive of $140,000 ($150,000 if the Mergers are consummated after December 31, 1998), Executive agrees that for a 18-month period from the date she ceases employment with Frontier, or 18 months from the Effective Date, whichever last occurs (the "Covenant Period"):

           a. She will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent, within a thirty-mile radius of the current Main Office of the Bank of Sumner (the "Restricted Area"). The parties specifically agree that the time and distance of the non-compete provision are reasonable and that this non-compete provision covers this radius for the reason that Valley has drawn customers from that wide an area. "Competing Business" means any financial services corporation or trust company that competes with Frontier or any of its subsidiaries. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

           b. She will not directly or indirectly encourage, solicit or attempt to solicit (i) any employees of Frontier or any of its subsidiaries employed in Pierce County, to leave their employment or (ii) any customers of any Pierce County office of Frontier or any of its subsidiaries to remove their business from Frontier or any of its subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.





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        2. Investment in Competing Business. During the Covenant Period,
Executive will not acquire an interest exceeding two percent of the total equity interest in any Competing Business.

        3. Employment Outside Restricted Area. Nothing in this Agreement prevents Executive from accepting employment outside the Restricted Area.

        4. Enforcement.

           a. Frontier and Executive stipulate that, in light of all of the facts and circumstances of the relationship between Executive and Frontier, the agreements referred to in Sections 1 and 2 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of Frontier's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Executive and Frontier request the court to reform these provisions to restrict Executive's use of confidential information and Executive's ability to compete with Frontier or its subsidiaries to the maximum extent, in time, scope of activities and geography, the court finds enforceable.

           b. Executive acknowledges that Frontier will suffer immediate and irreparable harm that will not be compensable by damages alone, if Executive repudiates or breaches any of the provisions of Sections 1 and 2 or threatens or attempts to do so. For this reason, under these circumstances, Frontier, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and Frontier will not be required to post a bond as a condition for the granting of this relief.

        5. Adequate Consideration. Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 1 and 2 and that Frontier is entitled to require her to comply with these Sections. These Sections will survive termination of this Agreement. Executive represents that if her employment is terminated, whether voluntarily or involuntarily, Executive has experience and capabilities sufficient to enable Executive to obtain employment in areas which do not violate this Agreement and that Frontier's enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood.

        6. Arbitration.

           a. Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.





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           b. Governing Law. All proceedings will be held at a place designated by the arbitrator in Snohomish County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

           c. Exception to Arbitration. Notwithstanding the above, if Executive violates Section 1 or 2, Frontier will have the right to initiate the court proceedings described in Section 4.b, in lieu of an arbitration proceeding under this Section 6. Frontier may initiate these proceedings wherever appropriate within the state of Washington; but Executive will consent to venue and jurisdiction in Snohomish County, Washington.

        7. Miscellaneous Provisions.

           a. Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

           b. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to its subject matter and merges with and supersedes all prior discussion, agreements, commitments, or understandings of every kind and nature relating thereto, whether oral or written, between Executive and Frontier. Neither party shall be bound by any term or condition other than as is expressly set forth herein. Executive specifically waives the terms of and all of her rights under all employment, change-in-control, severance, salary continuation, or similar agreements, whether written or oral, she has previously entered into with Valley Bancorporation or any of its subsidiaries or affiliates.

           c. Binding Effect. This Agreement will bind and inure to the benefit of Frontier's and Executive's heirs, legal representatives, successors and assigns.

           d. Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its reasonable out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

           e. Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

           f. Counsel Review. Executive represents and agrees that she fully understands her right to discuss all aspects of this Agreement with her private attorney, that to the extent she desired, she availed herself of this right, that she has carefully read and fully understands all of the provisions of the Agreement, that she is competent to execute this Agreement that her decision to execute this Agreement has not been obtained by any duress and that she freely and voluntarily enters into this Agreement, and that she has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.





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           g. Amendment. This Agreement may be modified only through a written instrument signed by both parties.

           h. Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

           i. Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 6.c, the parties must bring any legal proceeding arising out of this Agreement in Snohomish County, Washington, and the parties will submit to jurisdiction in that county.

           j. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: July 30, 1998:

                                       FRONTIER FINANCIAL CORPORATION
                                       and FRONTIER BANK


                                       By: /s/ Robert J. Dickson
                                          --------------------------------------
                                           Robert J. Dickson, President and CEO


                                       /s/ Elvera Telling
                                       -----------------------------------------
                                       VERA TELLING





















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